                           SURE GROW COMPANIES COMBINED
                                CENTRE, ALABAMA
                                  MAY 31, 1996

                           SURE GROW COMPANIES COMBINED

                                        INDEX




         Accountant's Compilation Report

         Financial Statements (unaudited)

         Consolidated Balance Sheets--May 31, 1996

         Consolidated Statements of Income--Nine Months Ended
              May 31, 1996

         Consolidated Statement of Cash Flows--Nine Months Ended
              May 31, 1996


                                                                Certified
                                                                Public
                                                                Accountants

 Goodgame & Associates, P.C.

                 Accountant's Compilation Report

 To the Board of Directors and Stockholders of Sure Grow Seed, Inc.,
   Ellis Brothers Seed, Inc.,
   Arizona Processing, Inc., and
   Mississippi Seed, Inc.
 Centre, Alabama

      We have compiled the accompanying combined balance sheet of Sure Grow Seed, Inc. as of May 31, 1996, including Ellis Brothers Seed, Inc. as of March 31, 1996, Arizona Processing, Inc. as of March 31, 1996, and Mississippi Seed, Inc. as of March 31, 1996; and the related combined statements of income and cash flows for the nine months then ended, in accordance with Statements of Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

      A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying combined financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

      Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations, and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.


 /s/ Goodgame and Associates, P.C.

 Anniston, Alabama
 June 20, 1996


 Post Office Box 128 - Anniston, Alabama 36202 - 205/236-4600
          Centre Office 205/927-5382 - FAX 205/236-4670
  MEMBER OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

                         BALANCE SHEET

 SURE GROW COMPANIES COMBINED




                                               May 31,
                                                1996
  ASSETS
  CURRENT ASSETS:
  Cash and cash equivalents                 $ 1,290,199
  Receivables                                 7,693,740
  Inventories                                 6,724,172
  Prepaid expenses                              462,571
  Deferred incomes taxes                           -0-
       Total Current Assets                  16,170,682
  Property, Plant and Equipment, net          4,682,291
       Notes receivable from employees          146,056
       Intangible assets, net                    75,000
       Other assets                             578,967
            TOTAL ASSETS                    $21,652,996
  LIABILITIES AND STOCKHOLDERS' EQUITY
       CURRENT LIABILITIES:
         Notes payable                     $  8,516,168
         Accounts payable                     2,572,080
         Accrued expenses                     1,244,650
         Income taxes payable                 1,049,262
            Total Current Liabilities        13,382,160

   LONG-TERM DEBT                             1,677,210

   DEFERRED INCOME TAXES                        188,819
   STOCKHOLDERS' EQUITY:
         Common stock                            90,000
         Capital in excess of par value         152,000
         Retained earnings                    6,162,807
            Total Stockholders' equity        6,404,807
            TOTAL LIABILITIES &
            STOCKHOLDERS' EQUITY            $21,652,996

  (Unaudited) See Accountant's Compilation Report.

                                STATEMENT OF INCOME
                             FOR THE NINE MONTHS ENDED
  SURE GROW COMPANIES COMBINED



                                           May 31,
                                            1996

     Net Sales and Royalties           $17,050,347
     Costs of Sales                      7,654,245

     Gross Profit                        9,396,102

     Operating Expenses
       Research and development             225,043
       Selling                              818,091
       General and administrative         5,257,704
         Total Operating Expenses         6,300,838

      Operating Income                    3,095,264

      Interest Expense                    (379,810)

      Other                                 88,105

      Income before Income Taxes         2,803,559

      Provision for Income Taxes         1,047,116

         NET INCOME                    $ 1,756,443





  (Unaudited) See Accountant's Compilation Report.

                              STATEMENT OF CASH FLOWS
                             FOR THE NINE MONTHS ENDED

  SURE GROW COMPANIES COMBINED

                                                   May 31,
                                                    1996
  CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Income                                  $ 1,756,443
    Adjustments to reconcile net income to net
     cash provided by operating activities:
      Depreciation and amortization                 279,774
     (Increase) decrease in:
      Notes receivable from employees                 3,637
      Intangible and other assets                   (41,714)
     Change in current assets and liabilities:
      Accounts and notes receivable              (5,800,197)
      Inventories                                (4,294,441)
      Prepaid expenses                             (417,280)
      Accounts payable                                6,524
      Accrued expenses                             (536,172)
      Income taxes payable                          541,320
    Other, Net                                      (27,585)
      Net cash used in operating activities      (8,529,691)

  CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment            (855,613)
     Net cash used in investing activities         (855,613)

  CASH FLOWS FROM FINANCING ACTIVITIES:
    Payments of short & long term debt              (16,353)
    Cash dividends                                     -0-
    Proceeds from long-term debt                     212,556
    Proceeds from short-term debt                  7,860,091
    Additional paid in capital                         -0-
      Net cash provided by financing activities    8,056,294

   Net Decrease in Cash & Cash Equivalents        (1,329,010)
   Cash and Cash Equivalents, beginning            2,619,209
   Cash and Cash Equivalents, ending             $ 1,290,199

   Supplemental Disclosures of Cash Flow Information:
    Cash paid during the nine months for:
     Interest                                        379,810
     Income Taxes                                    760,402


  (Unaudited) See Accountant's Compilation Report.

                           SURE GROW COMPANIES COMBINED
                                  CENTRE, ALABAMA
                           AUDITED FINANCIAL STATEMENTS
                                  AUGUST 31, 1995
                                         and
                                    JUNE 30, 1995

                              TABLE OF CONTENTS

   SURE GROW COMPANIES COMBINED
   Centre, Alabama                                        August 31, 1995
                                                        and June 30, 1995
         Independent Auditor's Report

         Combined Balance Sheets

         Combined Income Statements

         Combined Statements of Retained Earnings

         Combined Statements of Cash Flows

         Notes to the Financial Statements


                                                              Certified
                                                              Public
                                                              Accountants

Goodgame & Associates, P.C.

                      INDEPENDENT AUDITOR'S REPORT

 Board of Directors and Stockholders of
   Sure Grow Seed, Inc., Mississippi Seed, Inc.,
   Arizona Processing, Inc., and Ellis Brothers Seed, Inc.
 Centre, Alabama

 We have audited the accompanying combined balance sheet of Sure Grow Companies as of August 31, 1995 and June 30, 1995 and the related combined statements of income, retained earnings, and cash flows for the year then ended. The combined financial statements include the financial statements of Sure Grow Seed, Inc. as of August 31, 1995 and Mississippi Seed, Inc., Arizona Processing, Inc., and Ellis Brothers Seed, Inc., as of June 30, 1995 which are related through common ownership and management. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit. We did not audit the financial statements of Mississippi Seed, Inc. which statements reflect total assets of $2,487,442 as of June 30, 1995 and total revenues of $3,303,442 for the year then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Mississippi Seed, Inc., is based solely on the report of the other auditors.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit and the report of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audit and the report of other auditors, the combined financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of the Sure Grow Companies as of August 31, 1995 and June 30, 1995 and the result of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

 /s/ Goodgame and Associates, P.C.

 Anniston, Alabama
 October 20, 1995




 Post Office Box 128  Anniston, Alabama 36202 - 205/1236-4600
           Centre Office 205/927-5382 - FAX 205/236-4670
  MEMBER OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

                               COMBINED BALANCE SHEET
  SURE GROW COMPANIES COMBINED
  Centre, Alabama


                             ASSETS


   Current Assets
     Cash                                               $2,619,209
     Accounts receivable - trade (net of
       allowance for doubtful accounts)                  1,386,912
     Inventories                                         2,429,730
     Prepaid taxes                                          45,292
       Total Current Assets                              6,481,143

   Fixed Assets
     Buildings & land                                    2,596,192
     Equipment and furniture                             3,727,210
     Vehicles                                              449,640
     Less: Accumulated depreciation                     (2,666,589)
       Net Fixed Assets                                  4,106,453

   Other Assets
     Trade name and goodwill                                75,000
     Investments                                           586,230
     Notes Receivable                                      498,202
       Total Other Assets (Net of Amortization)          1,159,432




   TOTAL ASSETS                                        $11,747,028

                                                            August 31, 1995
                                                            & June 30, 1995

                         LIABILITIES AND STOCKHOLDERS' EQUITY

  Current Liabilities
    Accounts payable                                         $ 2,454,353
    Accrued expenses                                           2,288,764
    Notes Payable and Current Portion of long-term debt          650,307
    Total Current Liabilities                                  5,393,424

   Long-Term Liabilities
     Notes payable                                             1,514,366
     Deferred Income Taxes                                       384,296
       Total Long-Term Liabilities                             1,898,662

   Total Liabilities                                           7,292,086

     Stockholders' Equity
       Common stock                                               90,000
       Paid in capital                                           152,000
       Retained earnings                                       4,212,942
         Total Stockholders' Equity                            4,454,942


   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $ 11,747,028

                           COMBINED INCOME  STATEMENTS

   SURE GROW COMPANIES COMBINED                          For the years ended
   Centre, Alabama                           August 31, 1995 & June 30, 1995

                                                                 1995

   Sales                                                       19,318,049

   Cost of Sales                                                8,520,938

   Gross Profit                                                10,797,111

   Operating and Selling Expenses                               8,912,350

   Income from Operations                                       1,884,761

   Other Income and Expenses                                     (273,685)

   Income from operations before provision for income taxes     1,611,076

   Provision for Current and Deferred Income Taxes                772,209

   Net Income before extraordinary items                          838,867

   Extraordinary items (Note 11)
     (Less applicable income taxes of $17,009)                     28,591


    NET INCOME                                                 $ 867,458




 The accompanying notes are an integral part of these financial statements.

                      COMBINED STATEMENTS OF RETAINED EARNINGS

  SURE GROW COMPANIES COMBINED                            For the years ended
  Centre, Alabama                             August 31, 1995 & June 30, 1995


                                                                     1995

  Balance, beginning of year                                       $3,401,568

  Adjustment for the combination and eliminations
   of party data (See Note 10)                                        (56,084)

  Balance, beginning of year restated                               3,345,844

  Net income for the year                                             867,458

  BALANCE, END OF YEAR                                             $4,212,942





 The accompanying notes are an integral part of these financial statements.

                       COMBINED STATEMENTS OF CASH FLOWS

  SURE GROW COMPANIES COMBINED                             For the years ended
  Centre, Alabama                              August 31, 1995 & June 30, 1995

                                                                    1995
  CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                    $ 867,458
    Adjustments to reconcile net income to net
      cash provided by operating activities:
        Depreciation and amortization                               427,808
      Gain on sale of equipment                                      (2,839)
      (Increase) decrease in:
         Accounts receivable - trade                               (380,326)
         Inventories                                               (395,058)
         Prepaid expenses                                            (2,415)
       Increase (decrease) in:
         Accounts payable & current notes payable                   487,710
         Deferred tax liability                                     248,784
         Deferred revenue                                           (23,198)
         Accrued expenses                                         1,688,824
           Total Adjustments                                      2,049,290

    Net Cash Provided by Operating Activities                     2,916,748

    CASH FLOWS FROM INVESTING ACTIVITIES
      Purchase of equipment                                     (1,907,317)
        Notes receivable--long-term                                139,697
        Investments purchased                                     (554,872)
      Net Cash (Used) by Investing Activities                   (2,322,492)

     CASH FLOWS FROM FINANCING ACTIVITIES
       Proceeds from long-term debt                                575,557
       Principal payments on long-term debt                       (154,424)
     Equity transferred                                            204,841
     Net Cash Provided by Financing Activities                     625,974

     Net Increase (Decrease) in Cash                             1,220,230

     Cash and Cash Equivalents, Beginning of Year                1,398,979

    CASH AND CASH EQUIVALENTS, END OF YEAR                     $ 2,619,209

     Supplemental Disclosure:
       Interest                                                   312,682
       Taxes                                                       46,833

  The accompanying notes are an integral part of these financial statements.

                          NOTES TO THE FINANCIAL STATEMENTS

 SURE  GROW COMPANIES COMBINED                           For the years ended
 Centre, Alabama                             August 31, 1995 & June 30, 1995


 NOTE 1 - Summary of Significant Accounting Policies

 This summary of significant accounting policies of Sure Grow Companies is presented to assisted in understanding the combined financial statements. The financial statements and notes are representations of the Companies management, who are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.


 "Sure Grow Companies Combined" consists of the year end audited financial statements of Sure Grow Seed, Inc. as of August 31, 1995 and Ellis Brothers Seed, Inc., Mississippi Seed, Inc. and Arizona Processing, Inc.
 as of June 30, 1995. The combined financial statements are adjusted for intercompany sales, investments, accounts receivable, and accounts payable.

 Nature of Operations

 Arizona Processing, Inc., Ellis Brothers Seed, Inc. and Mississippi Seed, Inc. sell and distribute cottonseed as their major product in the Arizona, Alabama and Mississippi sales markets. Their primary customer is Sure Grow Seed, Inc. of which the three companies are the sole shareholders.

 Sure Grow Seed, Inc. was formed in August of 1992 by the other three corporations to handle the combined sales efforts for selected varieties of cottonseed. The company's major customers are three large chemical companies. These companies represent 63 % of Sure Grow Seed, Inc.'s sales.

 Basis of Accounting

 Assets, liabilities, income and expenses are recorded using the accrual basis of accounting.

 Inventories

 Inventories are stated at the lower of cost or market using the first-in, first-our cost flow assumption.

 SURE GROW COMPANIES COMBINED                             For the years ended
 Centre, Alabama                              August 31, 1995 & June 30, 1995

 NOTE 1 - Summary of Significant Accounting Policies-Continued

 Property and Equipment

 Fixed assets are recorded at cost. Depreciation is calculated using the straight-line and accelerated cost recovery methods over the estimated useful lives of the assets.

 Cash and Cash Equivalents

 For purposes of the statements of cash flows, the Company has considered only actual cash, and does not consider any debt to be cash equivalents.


 Use of Estimates in the Preparation of Financial Statements

 In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.


 NOTE 2 - Accounts Receivable

 Accounts receivable consists of amounts due to the Company from regular operations. Related party transactions between the four companies have been eliminated.

 Accounts Receivable                                             1995

 Accounts Receivable - Trade                                 $1,242,643

 Accounts Receivable - Insurance Settlement                     144,269

 TOTAL ACCOUNTS RECEIVABLE                                   $1,386,912


 SURE GROW COMPANIES COMBINED                            For the years ended
 Centre, Alabama                             August 31, 1995 & June 30, 1995




 NOTE 2-   Accounts Receivable-Continued

 Three of the companies use the direct write-off method for bad debts. One company uses the allowance method. These receivables are reported net of an allowance for doubtful accounts of $36,843.

 NOTE 3-   Inventories

 Inventories as of August 31,1995 and June 30, 1995 consist of bagged, delinted and treated cottonseed stored in warehouses in Phoenix (Arizona), Centre(Alabama) and Tunica (Mississippi). Inventory located in Centre, Alabama also includes Chemicals and Fertilizer.

 Inventory of Cottonseed                              $1,982,329
 Inventory of other items                                447,401
 Total Inventory                                      $2,429,730

 NOTE 4-  Investments

 Due to management's ability to influence the operating and financial decisions of Sure Grow Seed, Inc., the investment in Sure Grow Seed, Inc. by each shareholder is accounted for using the equity method.
 Under the equity method, the original investment is recorded at cost and adjusted periodically to recognize each shareholder's portion of the subsequent earnings and losses of Sure Grow Seed, Inc. However, the effect of this method of accounting for investments has been eliminated in these combined financial statements.

 NOTE 5-  Notes Payable

 Notes Payable consist of (A.) Lines of credit from banks secured by inventory and accounts receivable and (B.) Installment notes with banks and individuals secured by the property, plant, equipment, inventory and receivables of the component companies.

 A. Lines of Credit Consist of-

 A  $4,000,000 Line of Credit with a bank secured by  the assets of Sure
 Grow Seed, Inc.   The balance outstanding at year end of -O-.

 SURE GROW COMPANIES COMBINED                            For the years ended
 Centre, Alabama                             August 31, 1995 & June 30, 1995

 NOTE 5-   Notes Payable-Continued

 A $3,000,000 Line of Credit with a bank secured by the assets of Ellis Brothers Seed, Inc. The balance outstanding at year end of $410,000.

 A $1,600,000 Line of Credit with a bank secured by the assets of Arizona Processing, Inc. The balance outstanding at year end of -O-.

 B. Installment Notes consist of-

      Description                           Total       Current     Long-Term
                                         Amount Due     Portion      Portion
 A note to a tractor distributor
  for the purchase of equipment
  with interest at 9%.                      16,838        2,286       14,552

 A note secured by property and
 equipment of the company,
 guaranteed personally by its owner.
 Interest at 9% is due quarterly. The
 principal is payable in annual installments
 due each July 2 through 1999.             750,000      150,000     600,000

 Two installment notes, secured
 by property and equipment
 of the company. Interest at
 7.25%.                                    250,860      12,000      238,860

 A note to a stockholder due in annual
 installments for 20 years.  Interest is
 payable annually at the current bank
 prime rate.                               294,854      12,854    282,000


SURE GROW COMPANIES COMBINED                               For the years ended
Centre, Alabama                                August 31, 1995 & June 30, 1995




  Description                            Total       Current       Long-term
                                      Amount Due     Portion        Portion

  A note to the Small Business
  Administration for disaster
  assistance. Interest at
  4%.                                 103,967          5,808          98,159

  A note to First Alabama
  Bank, original principal
  $275,000 matures 8-1-99;
  with annual payments
  of $55,000 and interest
  at a variable rate of
  7.25%.                               275,000        47,582         227,418

  A note to GMAC Financial
  Services, original principal
  $17,000 matures 11-27-97;
  $411.04/month, interest at
  a fixed rate of 7.5 %.                10,505         4,265          6,240

  A 48 months installment
  note to purchase a vehicle.
  Interest rate is 9%.                  19,293         5,512         13,781

  A note payable to a Life
  Insurance Company.                                                  5,771

  Other notes payable per
  Mississippi Seed, Inc.
  auditor's report                                                   27,585

  TOTAL LONG-TERM DEBT                              $240,307     $1,514,366


 Current portion of long-term debt consists of $240,307 from installment loans and $410,000 outstanding and due on demand on the lines of credit.

 SURE GROW COMPANIES COMBINED                              For the years ended
 Centre, Alabama                               August 31, 1995 & June 30, 1995


 NOTE 6-  Income Taxes

 The Companies have adopted SFAS No. 109 "Accounting for Income Taxes." Among other provisions, this standard requires deferred tax amounts to be computed using effective corporate incomes tax rates for the years in which the taxes will be paid or refunds received.

 The combined provision for income tax expense at August 31, 1995 and June 30, 1995 consisted of:


          Taxes Payable                      $523,425
          Deferred Taxes                      248,784
           Total                             $772,209

  Deferred taxes arise because of differences in the book and tax basis of certain assets and liabilities. These differences are referred to as temporary differences. Deferred tax liabilities are taxes we expect to pay in future periods. Similarly, deferred assets are taxes we expect to be refunded in future periods. At August 3 1, 1995 and June 30, 1995 the following temporary differences existed.

                Depreciation                          $328,572
                Undistributed Earnings of Investees    519,580
                Future Taxable Income                 $848,152

  Applying an effective tax rate to the future income results in a total deferred the liability of $384,296. The effective rate is comprised of a federal tax rate of thirty-four percent and a state rate of five percent for Sure Grow Seed, Inc., Mississippi Seed, Inc. Ellis Brothers Seed, Inc., and a state rate of nine percent for Arizona Processing, Inc.

  NOTE 7 -    Extraordinary Items

  On May 27, 1995 the Sure Grow Seed, Inc. lost approximately 4,132 bags of cottonseed due to wind and water damage at a storage facility in Tunica, Mississippi. The total cost of the seed and packaging destroyed was $98,669. The insurance company with whom Sure Grow Seed, Inc. maintains coverage has agreed to reimburse Sure Grow Seed, Inc. for $144,269.

  This reimbursement constitutes the sales value of the seed less freight included in the sales price and the policy deductible. Therefore, a $45,600 gain, net of income tax at an effective rate of 37.3 % or ($17,009), has been recognized as an extraordinary gain of $28,591.

 NOTE 8 - Merger and Breeder Contract

 On   February  21,  1992  Sure  Grow  Research  (a  Partnership) contracted with Robert R. Bridge for his services as a cotton breeder for a minimum term of 10 years. On June 30, 1995 Sure Grow Research (a Partnership) was dissolved and it's assets and liabilities including this contract were merged with Sure Grow Seed, Inc. The net result was a $56,643 increase in investment in Sure Grow Seed, Inc.

 NOTE 9 - Contingencies

 Three  farmers in Madison County, Mississippi, are  asserting  a claim against Sure Grow Seed, Inc., for alleged defective cotton seed sold to them for planting of the 1995 crop. The attorney for Sure Grow Seed, Inc. advises that no litigation is pending on this claim at the present time, however, these farmers have filed a complaint with the Mississippi Department of Agriculture and that Complaint is now pending. The matter will be referred to the Arbitration Council, appointed by the Mississippi Commissioner of
 Agriculture,  and   while   this  arbitration is not binding, it is a
 prerequisite to litigation.

 Legal council is unable at this time to assess the exposure of Sure Grow Seed, Inc. on these claims since there is no assessment of the claimed damage. Investigation of these claims by Sure Grow Seed, Inc., indicates that the problems experienced by these farmers with their 1995 crop was not the fault of Sure Grow Seed, Inc., but was due to weather and other causes. Therefore, no liability for the above referenced claim has been included in these financial statements.


  Note 10- Retained Earnings Restatement

 Subject to the issuance of combined financial statements of Sure Grow Companies and elimination of the equity method of accounting for Arizona Processing, Inc., Ellis Brothers Seed,Inc., and Mississippi Seed, inc. common ownership and management of Sure Grow Seed, Inc. it was determined that the cumulative change in beginning retained earnings of the year ended August 31, 1995 and June 30, 1995 was overstated $56,084.

                  SURE GROW COMPANIES COMBINED
                        CENTRE, ALABAMA
                  AUDITED FINANCIAL STATEMENTS
                       AUGUST 31, 1994
                             and
                        JUNE 30, 1994


                                 TABLE OF CONTENTS

 SURE GROW COMPANIES COMBINED
 Centre, Alabama                                              August 31, 1994
                                                            and June 30, 1994


     Independent Auditor's Report

     Combined Balance Sheets

     Combined Income Statements

     Combined Statements of Retained
     Earnings Combined Statements of Cash
     Flows Notes to the Financial
     Statements

                     INDEPENDENT AUDITOR'S REPORT

  Board of Directors and Stockholders of
    Sure Grow Seed, Inc.
    Mississippi Seed, Inc.
    Arizona Processing, Inc.
    Ellis Brothers Seed, Inc.
     Centre, Alabama

      We  have audited the accompanying combined balance sheet of Sure
 Grow Companies as of August 31, 1994 and June 30, 1994 and the related combined statements of income, retained earnings, and cash flows for the year then ended. The combined financial statements include the financial statements of Sure Grow Seed, Inc. as of August 31, 1994 and Mississippi Seed, Inc., Arizona Processing, Inc., and Ellis Brothers Seed, Inc., as
 of June 30, 1994 which are related through common ownership and management. These combined financial statements are the responsibility of the Company's
 management.   Our responsibility is to express an opinion on these combined financial statements based  on  our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined
 financial statements.   An audit also includes assessing the accounting
 principles used and significant estimates made by management, as well as
 evaluating the overall financial statement presentation.   We believe our
 audit and the report of other auditors provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of the Sure Grow Companies as of August 31, 1994 and June 30, 1994 and the result of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

 /s/ Goodgame and Associates, P.C.

 Anniston, Alabama
 July 31, 1996

                           COMBINED BALANCE SHEET

 SURE GROW COMPANIES COMBINED
 Centre, Alabama


                                  ASSETS


  Current Assets
    Cash                                            $1,398,978
    Accounts receivable - trade (net of
     allowance for doubtful accounts)                1,001,138
    Inventories                                      2,034,673
    Prepaid taxes                                       44,940
      Total Current Assets                           4,479,729

  Fixed Assets
    Buildings & land                                 1,613,265
    Equipment and furniture                          2,897,880
    Vehicles                                           362,369
    Less: Accumulated depreciation                  (2,301,073)
      Net Fixed Assets                               2,572,441

  Other Assets
    Trade name and goodwill (Net of Amortization)      126,666
    Investments                                         81,478
    Notes Receivable                                 1,547,673
      Total Other Assets                             1,755,817

  TOTAL ASSETS                                     $ 8,807,987

                                                          August 31, 1994
                                                          & June 30, 1994

                 LIABILITIES AND STOCKHOLDERS' EQUITY


  Current Liabilities
    Accounts payable                                  $2,050,000
    Accrued expenses                                     558,180
    Notes Payable and Current portion of long-term debt  400,818
    Income taxes payable                                  28,604
       Total Current Liabilities                       3,037,602

  Long-Term Liabilities
    Notes payable                                      2,047,028
    Deferred Income Taxes                                135,513
      Total Long-Term Liabilities                      2,182,541

  Total Liabilities                                    5,220,143

  Stockholders' Equity
    Common stock                                          90,000
    Paid in capital                                      152,000
    Retained earnings                                  3,345,844
      Total Stockholders' Equity                       3,587,844


 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           8,807,987



 The accompanying notes are an integral part of these financial statements.

                      COMBINED INCOME STATEMENTS

 SURE GROW COMPANIES COMBINED                            For the years ended
 Centre, Alabama                             August 31, 1994 & June 30, 1994



  Sales                                                   $13,079,882

  Cost of Sales                                             7,489,793

  Gross Profit                                              5,590,089

  Operating and Selling Expenses                            5,319,064

  Income from operations                                      271,025

  Other Income and Expenses                                   (60,107)

  Income from operations before provision for income taxes    210,918

  Provision for Current and Deferred income Taxes              66,828

  NET INCOME                                                 $144,090


 The accompanying notes are an integral part of these financial statements.

                    COMBINED STATEMENTS OF RETAINED EARNINGS

 SURE GROW COMPANIES COMBINED                           For the years ended
 Centre, Alabama                            August 31, 1994 & June 30, 1994




  Balance, beginning of year                        $3,246,950

  Adjustment for the combination and eliminations
   of party data (See Note 8)
                                                      (45,196)

  Balance, beginning of year restated                3,201,754

  Net income for the year                              144,090

  BALANCE, END OF YEAR                              $3,345,844


 The accompanying notes are an integral part of these financial statements

                     COMBINED STATEMENTS OF CASH FLOWS

 SURE GROW COMPANIES COMBINED                             For the years ended
 Centre, Alabama                              August 31, 1994 & June 30, 1994


 CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                    $144,090
   Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation and amortization                                351,126
    Gain on sale of equipment                                      (72,301)
    (Increase) decrease in:
       Accounts receivable - trade                               1,065,488
       Inventories                                                (949,811)
       Prepaid expenses                                             (6,710)
    Increase (decrease) in:
      Accounts payable & current notes payable                   1,336,721
      Deferred tax liability                                        32,851
      Deferred revenue                                              23,198
      Accrued expenses                                            (115,234)
      Other Adjustments                                           (520,348)

 Net Cash Provided by Operating Activities                       1,289,070

 CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from equipment sales                                   133,060
   Purchase of equipment                                          (495,886)
   Notes Receivable--long-term                                    (128,829)
   Investments purchased                                          (220,580)
 Net Cash (Used) by Investing Activities                          (712,235)

 CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from long-term debt                                     89,162
   Principal payments on long-term debt                           (794,891)
 Equity transferred                                                 10,528
 Cash value of life insurance                                         (774)
 Net Cash Provided by Financing Activities                        (695,975)

 Net Increase (Decrease) in Cash                                  (119,140)

 Cash and Cash Equivalents, Beginning of Year                    1,518,118

 CASH AND CASH EQUIVALENTS, END OF YEAR                         $1,398,978

 Supplemental Disclosure:
    Interest                                                      186,481
    Taxes                                                          39,031

 The accompanying notes are an integral part of these financial statements.

                  NOTES TO THE FINANCIAL STATEMENTS

 SURE GROW COMPANIES COMBINED                            For the years ended
 Centre, Alabama                             August 31, 1994 & June 30, 1994


 NOTE 1 -  Summary of Significant Accounting Policies

 This summary of significant accounting policies of Sure Grow Companies is presented to assist in understanding the combined financial statements. The financial statements and notes are representations of the Companies management, who are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

 "Sure Grow Companies Combined" consists of the year end audited financial statements of Sure Grow Seed, Inc. as of August 31, 1994 and Ellis Brothers Seed, Inc., Mississippi Seed, Inc. and Arizona Processing, Inc. as of June 30, 1994. The combined financial statements are adjusted for intercompany sales, investments, accounts receivable, and accounts payable.

 Nature of Operations

 Arizona Processing, Inc., Ellis Brothers Seed, Inc. and Mississippi Seed, Inc. sell and distribute cottonseed as their major product in the Arizona, Alabama and Mississippi sales markets. Their primary customer is Sure Grow Seed, Inc. of which the three companies are the sole shareholders. Sure
 Grow Seed, Inc. was formed in August of 1992 by the other three corporations to handle the combined sales efforts for selected varieties of cottonseed. The company's major customers are three large chemical companies. These companies represent 70%. of Sure Grow Seed, Inc.'s sales.

 Basis of Accounting

 Assets, liabilities, income and expenses are recorded using the accrual basis of accounting.

 Inventories

 Inventories are stated at the lower of cost or market using the first-in, first-our cost flow assumption.

 SURE GROW COMPANIES COMBINED                           For the years ended
 Centre, Alabama                            August 31, 1994 & June 30, 1994

 NOTE 1 -Summary of Significant Accounting Policies -Continued

 Property and Equipment:

 Fixed assets are recorded at cost. Depreciation is calculated using the straight-line and accelerated cost recovery methods over the estimated useful lives of the assets.

 Cash and Cash Equivalents:

 For purposes of the statements of cash flows, the Company has considered only actual cash, and does not consider any debt to be cash equivalents.

 Use of Estimates in the Preparation  of Financial Statements:

 In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosur of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

 NOTE 2 -  Accounts Receivable

 Accounts receivable consists of amounts due to the Company from regular operations. Related party transactions between the four companies have been eliminated.

            Accounts Receivable                       1994

            Accounts Receivable - Trade            $ 681,631
            Accounts Receivable - Employees           96,649
            Accounts Receivable - Stockholders       226,412
            Less. Allowance for Doubtful Accounts    (3,554)
            TOTAL ACCOUNTS RECEIVABLE             $1,001,138

  SURE GROW COMPANIES COMBINED                          For the years ended
  Centre, Alabama                           August 31, 1994 & June 30, 1994


 NOTE 2-   Accounts Receivable-Continued

 Three of the companies use the direct write-off method for bad debts. One company uses the allowance method. These receivables are reported net of an allowance for doubtful accounts of $3,554.

 NOTE. 3-  Inventories

 Inventories as of August 31,1994 and June 30, 1994 consist of bagged, delinted and treated cottonseed stored in warehouses in Phoenix (Arizona), Centre (Alabama) and Tunica (Mississippi). Inventory located in Centre, Alabama also includes Chemical and Fertilizer.

                   Finished Goods                 $1,548,291
                   Raw Materials                      67,552
                   Supplies and Other                418,830
                     Less Reserves                      -0-
                   Total Inventory                $2,034,673

 NOTE 4- Investments

 Due to management's ability to influence the operating and financial decisions of Sure Grow Seed, Inc., the investment in Sure Grow Seed, Inc. by each shareholder is accounted for using the equity method. Under the equity method, the original investment is recorded at cost and adjusted periodically to recognize each shareholder's portion of the subsequent earnings and losses of Sure Grow Seed, Inc. However, the effect of this method of accounting for investments has been eliminated in these combined financial statements.

 NOTE 5- Notes Payable

 Notes Payable consist of (A.) Lines of credit from banks secured by inventory and accounts receivable and (B.) Installment notes with banks and individuals secured by the property, plant, equipment, inventory and receivables of the component companies.

 SURE GROW COMPANIES COMBINED                         For the years ended
 Centre,Alabama                           August 31, 1995 & June 30, 1995


 NOTE 5-   Notes Payable-Continued

 A. Lines of Credit Consist of:

 A $1,000,000 Line of Credit with a bank secured by the assets of Sure Grow Seed, lnc. The balance outstanding at year end of -O-.

 A $3,000,000 Line of Credit with a bank secured by the assets of Ellis Brothers Seed, Inc. The balance outstanding at year end of $57,573.

 A $1,600,000 Line of Credit with a bank secured by the assets of Arizona Processing, Inc. The balance outstanding at year end is -O-.

 B. Installment Notes consist of:

    Description                          Total         Current     Long-Term
                                       Amount Due      Portion      Portion

 A note to a tractor distributor
 for the purchase of equipment
 with interest at 9 %.                   16,954          2,286       14,668

 A note secured by property &
 equipment of the company,
 guaranteed personally by
 its owner. Interest at 9%
 is due quarterly. The
 principal is payable in annual
 installments due each July 2
 through 1999.                          900,000       300,000       600,000

 Installment notes, secured
 by property and equipment
 of the company. Interest at
 7.25%.                                 171,430        14,285       157,145

 SURE GROW COMPANIES COMBINED                          For the years ended
 Centre, Alabama                           August 31, 1994 & June 30, 1994

 NOTE 5-Notes Payable-Continued
 B.Installment Notes-Continued:

     Description                     Total         Current     Long-Term
                                   Amount Due      Portion      Portion
 A note to a bank due in
 annual installments for 20
 years. Interest is payable
 annually at the current bank
 prime rate.                        1,050,000       14,742      1,035,258

 A note to the Small Business
 Administration for disaster
 assistance. Interest at 4%.          109,119        5,152        103,967

 A installment note to purchase
 a vehicle matures 11-27-97;
 interest at a fixed rate of
 7.5%.                                 14,487        3,982         10,505

 2 48 months installment
 note to purchase a vehicle.
 Interest rate is 9%,                  22,091        2,798         19,293

 A note payable to a Life
 Insurance Company                                                  6,107

 Note due by Mississippi Seed,
 Inc. to a related party
 Farmers & Planters Gin with
 interest at 5%.                       72,500                      72,500

 Other notes payable per
 Mississippi Seed, Inc.
 auditor's report                                                  27,585

 TOTAL LONG-TERM DEBT                              $343,245    $2,047,028

 Current portion of Long-Term debt consists of $343,245 from installment loans and $57,573 outstanding and due on demand on the lines of credit.

 SURE GROW COMPANIES COMBINED                            For the years ended
 Centre, Alabama                             August 31, 1994 & June 30, 1994

 NOTE 6-   Income Taxes

 The Companies have adopted SFAS No. 109 "Accounting for Income Taxes, Among other provisions, this standard requires deferred tax amounts to be computed using effective corporate incomes tax rates for the years in which the taxes will be paid or refunds received.

 The combined provision for income tax expense at August 31, 1994 and June 30, 1994 consisted of:

              Taxes Payable               $42,904
              Deferred Taxes               23,924
              Total                       $66,828

 Deferred taxes arise because of differences in the book and tax basis of certain assets and liabilities. These differences are referred to as temporary differences. Deferred tax liabilities are taxes we expect to pay
 in future  periods.   Similarly, deferred assets are taxes we expect to be
 refunded in future periods. At August 31, 1994 and June 30, 1994 the following temporary differences existed.

              Depreciation                             $253,302
              Undistributed Earnings of Investees        83,244
              Future Taxable Income                    $336,546

 Applying an effective tax rate to the future income results in a total deferred tax liability of $135,513. The effective rate is comprised of a federal tax rate of thirty-four percent and a state rate of five percent for Sure Grow Seed, Inc., Mississippi Seed, Inc. Ellis Brothers Seed, Inc., and a state rate of nine percent for Arizona Processing, Inc.

 NOTE 7 -  Merger and Breeder Contract

 On February 21, 1992 Sure Grow Research (a partnership) contracted with Robert R. Bridge for his services as a cotton breeder for a minimum term of 10 years. On June 30, 1995, Sure Grow Research (a Partnership) was dissolved and it's assets and liabilities including this contract were
 merged with Sure Grow Seed, Inc.   The net result was a $56,643 increase
 in investment in Sure  Grow Seed, Inc.

                NOTES TO THE FINANCIAL STATEMENTS CONTINUED

 SURE GROW COMPANIES COMBINED                           For the years ended
 Centre, Alabama                            August 31, 1994 & June 30, 1994

 Note 8 -  Retained Earnings Restatement

 Subject to the issuance of combined financial statements of Sure Grow Companies and elimination of the equity method of accounting for Arizona Processing, Inc., Ellis Brothers Seed, Inc., and Mississippi Seed, Inc. common ownership and management of Sure Grow Seed, Inc. it was determined that the cumulative change in beginning retained earnings of the year ended August 31, 1993 and June 30, 1993 was overstated $45,196.